Consent of Independent Auditors

We consent to use of our report dated April 25, 1997 on the Statement of Changes in Net Assets for the year ended March 31, 1997, and Financial Highlights for each of the periods ended on or before March 31, 1997 of American Century Premium Reserves, Inc. in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A) and related Prospectus filed with the Securities and
Exchange   Commission  under  the  Securities  Act  of  1933  (Registration  No.
33-57430).


                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP

Kansas City, Missouri
July 29, 1998